Exhibit 23.1

MANOHAR CHOWDHRY & ASSOCIATES

Chartered Accountants	#27, Subramaniam Street	Phone: +91-44-4290 3333
	Abiramapuram, Chennai 600 018	Fax: +91-44-4290 3350
	India	web: www.mca.co.in

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2013, relating to the standalone and consolidated financial statements as of and for the fiscal year ended March 31, 2013 of KM Wedding Events Management, Inc and our report dated June 25, 2013, relating to the financial statements as of and for the fiscal year ended March 31, 2012 and March 31, 2013 respectively of KM Matrimony Private Limited.

Also, We hereby consent to the use in this Registration Statement of Form S-1 of our reports dated December 2, 2013, relating to the interim condensed consolidated financial statements of KM Wedding Events Management, Inc and our report dated November 28, 2013, relating to the interim condensed financial statements of KM Matrimony Private Limited, as of and for the six months period ended September 30, 2013. Such unaudited interim condensed standalone and consolidated financial statements are reviewed by applying limited procedures. Accordingly, the degree of reliance on such reports should be restricted in the light of the limited nature.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

Manohar Chowdhry & Associates

Chennai, Tamil Nadu, India

17th January 2014